Exhibit 99.1

Contacts:	Daniel J. Thomas	Thomas E. Kiraly
	President and	Executive Vice President and
	Chief Executive Officer	Chief Financial Officer
	(972) 364-8111	(972) 364-8217

CONCENTRA OPERATING CORPORATION REPORTS THIRD QUARTER RESULTS

ADDISON, Texas, November 8, 2006 – Concentra Operating Corporation (“Concentra” or the “Company”) today announced results for the third quarter ended September 30, 2006. The Company reported consolidated Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) of $56,064,000 for the quarter, reflecting an increase of $9,537,000, or 20.5%, over the $46,527,000 reported during the same period in 2005. Concentra computes Adjusted EBITDA in the manner prescribed by its bond indentures, and a reconciliation of Adjusted EBITDA to net income is provided within this press release.

Revenue for the third quarter of 2006 increased 17.0% to $339,208,000 from $289,830,000 in the year-earlier period. Operating income rose 12.3% to $43,154,000 from $38,431,000 in the third quarter of last year. The Company’s results reflected higher revenue and gross contribution in all three of its business segments, due in part to contributions from the October 2005 acquisitions of Beech Street Corporation (“Beech Street”) and Occupational Health + Rehabilitation Inc (“OH+R”). These increases in gross contribution were partially offset by higher general and administrative expenses associated with the inclusion of the Beech Street and OH+R acquisitions in current-year results, as well as an increase in non-cash equity compensation expense of $1,898,000 over the amount reported during the same period in the prior year. The Company’s increase in equity compensation expense relates in large part to its adoption of Statement of Financial Accounting Standards No. 123R in 2006. Due primarily to higher interest expense and an increase in the Company’s provision for income taxes, net income for the third quarter of 2006 declined to $14,352,000 from $20,778,000 reported during the third quarter of last year.

Concentra’s revenue on a year-to-date basis increased 15.7% to $985,069,000 from $851,673,000 in the same period during 2005. Operating income declined 3.0% to $103,404,000 as compared to $106,641,000 for the first nine months of 2005, primarily due to increases in non-cash equity compensation expense and the incurrence of professional and other related expenses during the second quarter of 2006 in connection with the analysis of a potential transaction that was terminated. Concentra recorded $8,163,000 in equity compensation expense for the year to date compared with $1,095,000 during the comparable period in 2005, and incurred $3,755,000 in professional fees associated with the terminated second quarter transaction. Primarily due to the recognition of a $17,812,000 income tax benefit in the results for the nine months ended September 30, 2005, and a $9,929,000 increase in interest expense, net income for the first nine months of the current year was $29,375,000 versus $53,589,000 in the prior-year period. For the year to date in 2006, Adjusted EBITDA increased $11,478,000, or 8.8%, to $142,340,000 from $130,862,000 in the same period last year.

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Concentra Announces Third Quarter Results

November 8, 2006

“During the third quarter, we achieved the highest levels of revenue and EBITDA contribution in Concentra’s history,” said Daniel Thomas, Concentra’s President and Chief Executive Officer. “What’s particularly pleasing about our performance is that we reported increases in revenue and gross contribution in all three of our business segments. Even after considering the prior-year effects of the acquisitions we completed in the fourth quarter of last year, Concentra’s underlying results reflected a 5.3% growth in revenue and an 11.0% growth in comparative EBITDA.

“Our strongest increases came in the Network Services portion of our business, which continues to benefit from the contributions of the two key new group health clients that we announced earlier this year,” Thomas continued. “While our Health Services business segment continued to experience limited growth in higher-priced, higher-contribution, injury-related visits, these trends were generally offset by solid increases in revenue from our pharmacy benefit management and other diversified health services.

“We’re pleased with our strong performance during the quarter and believe these trends position us well to complete the year on a positive note. While we will continue to benefit from many of these accomplishments and trends as we move into the coming year, our rate of EBITDA growth may slow as we pursue greater Network Services claims volumes through strategic pricing initiatives and increases in our technology and network development expenses,” said Thomas.

At September 30, 2006, Concentra had $62,128,000 in unrestricted cash and short-term investments. Operating cash flows for the three months ended September 30, 2006, were $54,888,000 as compared to $37,633,000 for the same period last year. Concentra’s days sales outstanding declined to 53 at September 30, 2006, versus 55 at the end of the third quarter last year.

On November 2, 2006, Concentra announced that it had signed an agreement to sell its First Notice Systems, Inc. subsidiary (“First Notice”) to The Innovation Group plc (“The Innovation Group”) for $50,000,000 cash consideration to the Company. Pursuant to the requirements of its senior credit agreement, Concentra currently anticipates that it will apply approximately $25,000,000 to $30,000,000 of the net after-tax proceeds it receives from the sale toward the prepayment of a portion of its senior term indebtedness. First Notice currently generates approximately $20 million in annual revenue and the agreement to sell this subsidiary is subject to the arrangement of necessary financing by The Innovation Group and to certain approvals, including the receipt of the consent of Concentra’s senior lenders.

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Concentra Announces Third Quarter Results

November 8, 2006

Concentra Operating Corporation, a wholly owned subsidiary of Concentra Inc., is dedicated to improving the quality of life by making healthcare accessible and affordable. Serving the occupational, auto and group healthcare markets, Concentra provides employers, insurers and payors with a series of integrated services that include employment-related injury and occupational healthcare, in-network and out-of-network medical claims review and repricing, access to preferred provider organizations, first notice of loss services, case management and other cost containment services. Concentra provides its services to approximately 200,000 employer locations and more than 1,000 insurance companies, group health plans, third-party administrators and other healthcare payors. The Company has 309 health centers located in 40 states. It also operates the Beech Street and FOCUS networks.

A public, listen-only simulcast of Concentra’s third quarter conference call will begin at 9:00 a.m. Eastern Standard Time tomorrow (November 9, 2006) and may be accessed via the Company’s web site, www.concentra.com. Investors are requested to access the call at least 15 minutes before the scheduled start time in order to complete a brief registration. An online replay using the same link will be available shortly after the conclusion of the live broadcast and will continue through December 9, 2006.

This press release contains certain forward-looking statements, which the Company is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that the Company’s actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, changes in nationwide employment and injury rate trends; operational, financing and strategic risks related to the Company’s capital structure, acquisitions and growth strategy; the adverse effects of litigation judgments or settlements; interruption in its data processing capabilities; the potential adverse impact of governmental regulation on the Company’s operations; competitive pressures; adverse changes in market pricing, demand and other conditions relating to the Company’s services; possible fluctuations in quarterly and annual operations; and dependence on key management personnel. Additional factors include those described in the Company’s filings with the Securities and Exchange Commission.

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Concentra Announces Third Quarter Results

November 8, 2006

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Consolidated Statements of Operations

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
REVENUE:
Health Services	$198,337	$173,284	$569,866	$495,089
Network Services	89,899	67,541	262,686	203,726
Care Management Services	50,972	49,005	152,517	152,858

Total revenue	339,208	289,830	985,069	851,673

COST OF SERVICES:
Health Services	160,501	138,376	466,405	401,134
Network Services	49,313	39,580	146,648	120,550
Care Management Services	43,807	43,190	133,801	131,309

Total cost of services	253,621	221,146	746,854	652,993

Total gross profit	85,587	68,684	238,215	198,680
General and administrative expenses	41,011	29,670	130,666	91,717
Amortization of intangibles	1,422	583	4,145	1,748
Gain on sale of assets	—	—	—	(1,426)

Operating income	43,154	38,431	103,404	106,641

Interest expense, net	17,815	14,166	51,210	41,281
(Gain) loss on fair value of economic hedges	349	(662)	(91)	131
Other, net	786	1,105	3,189	2,602

Income before income taxes	24,204	23,822	49,096	62,627
Provision for income taxes	9,852	2,508	19,902	8,490

Income from continuing operations	14,352	21,314	29,194	54,137
(Gain) loss from discontinued operations, net of tax	—	536	(181)	548

Net income	$14,352	$20,778	$29,375	$53,589

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Concentra Announces Third Quarter Results

November 8, 2006

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2006	December 31, 2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$26,966	$65,057
Short-term investments	35,162	—
Restricted cash and short-term investments	4,911	4,723
Accounts receivable, net	196,743	171,357
Prepaid expenses and other current assets	43,362	43,773

Total current assets	307,144	284,910

PROPERTY AND EQUIPMENT, NET	132,691	124,556

GOODWILL AND OTHER INTANGIBLE ASSETS, NET	664,828	664,090

OTHER ASSETS	31,408	29,809

	$1,136,071	$1,103,365

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES:
Revolving credit facility	$—	$—
Current portion of long-term debt	629	20,074
Accounts payable and accrued expenses	172,272	163,774

Total current liabilities	172,901	183,848

LONG-TERM DEBT, NET	825,025	840,756

DEFERRED INCOME TAXES AND OTHER LIABILITIES	92,904	72,599

STOCKHOLDER’S EQUITY	45,241	6,162

	$1,136,071	$1,103,365

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Concentra Announces Third Quarter Results

November 8, 2006

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2006	2005
OPERATING ACTIVITIES:
Net income	$29,375	$53,589
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	30,226	26,786
Amortization of intangibles	4,145	1,748
Restricted stock amortization and equity-based compensation	8,163	1,095
Gain on sale of assets	—	(1,426)
(Gain) loss on change in fair value of economic hedges	(91)	131
Deferred income taxes	18,033	2,451
Write-off of fixed assets	127	520
Changes in assets and liabilities:
Accounts receivable, net	(24,532)	834
Prepaid expenses and other assets	(2,308)	(11,319)
Accounts payable and accrued expenses	14,611	22,265

Net cash provided by operating activities	77,749	96,674

INVESTING ACTIVITIES:
Purchases of property, equipment and other assets	(36,139)	(35,103)
Purchases of short-term investments	(35,162)	—
Acquisitions, net of cash acquired	(6,723)	(8,334)
Proceeds from sale of assets	—	1,699

Net cash used in investing activities	(78,024)	(41,738)

FINANCING ACTIVITIES:
Borrowings (payments) under revolving credit facilities, net	—	—
Repayments of debt	(36,480)	(33,234)
Distributions to minority interests	(1,772)	(672)
Payment of deferred financing costs	(46)	(28)
Contribution from issuance of common stock by parent	423	160
Tax benefit associated with stock options exercised	59	—

Net cash used in financing activities	(37,816)	(33,774)
NET (DECREASE) INCREASE IN CASH	(38,091)	21,162
CASH, BEGINNING OF PERIOD	65,057	61,319

CASH, END OF PERIOD	$26,966	$82,481

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Concentra Announces Third Quarter Results

November 8, 2006

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net income	$14,352	$20,778	$29,375	$53,589

Provision for income taxes	9,852	2,508	19,902	8,490
Interest expense, net	17,815	14,166	51,210	41,281
Depreciation expense	10,340	9,240	30,226	26,786
Amortization of intangibles	1,422	583	4,145	1,748
Amortization of equity-based compensation	2,265	366	8,163	1,095

EBITDA	56,046	47,641	143,021	132,989

(Gain) loss on fair value of economic hedges	349	(662)	(91)	131
Gain on sale of assets	—	—	—	(1,426)
Discontinued operations – income tax provision (benefit)	—	(288)	97	(295)
Minority share of depreciation, amortization and interest	(331)	(164)	(687)	(537)

Adjusted EBITDA	$56,064	$46,527	$142,340	$130,862

Computations of Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) have been provided in this press release due to the use of this measure by the holders of the Company’s 9.5% Senior Subordinated Notes and 9.125% Senior Subordinated Notes and other lenders, for purposes of determining the Company’s performance in light of its debt covenant requirements, which are stated in the Company’s debt agreements as measures that relate to Adjusted EBITDA. Adjusted EBITDA is disclosed because compliance with the liquidity covenants included in these agreements is considered material to the Company. The Company’s computations of this measure may differ from that provided by other companies due to differences in the inclusion or exclusion of items in its computations as compared to that of others. The Company’s measure of Adjusted EBITDA has been made in a manner consistent with the requirements of the indenture that relates to its 9.5% Senior Subordinated Notes and 9.125% Senior Subordinated Notes. Adjusted EBITDA is a measure that is not prescribed for under Generally Accepted Accounting Principles (“GAAP”). Adjusted EBITDA specifically excludes changes in working capital, capital expenditures and other items that are set forth on a cash flow statement presentation of a company’s operating, investing and financing activities, and it also excludes the effects of interest expense, depreciation expense, amortization expense, taxes and other items that are included when determining a company’s net income. As such, the Company would encourage a reader not to use this measure as a substitute for the determination of net income, operating cash flow, or other similar GAAP-related measures, and to use it primarily for the debt covenant compliance purposes above.

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Concentra Announces Third Quarter Results

November 8, 2006

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Supplemental Information

We use certain operating metrics to measure aspects of our operations. Additionally, from time to time, we provide estimates of our possible future financial performance. Our disclosure to you of this information is conditioned in its entirety by the provisions, risk factors and cautionary statements provided for you in the main text of this press release. It is being provided solely to ensure full and fair disclosure to investors in the Company’s existing debt instruments and for no other purpose.

Operating Metrics and Information:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Health centers at period end	310	272	310	272
Total visits to health centers	1,895,124	1,741,607	5,538,018	4,949,477
Injury-related visits %	45.2%	45.9%	45.3%	46.3%
Center revenue (in thousands) [a]	$169,933	$152,273	$491,761	$434,363

Same-center performance [b]:
Visits per business day growth	2.0%	4.2%	3.4%	4.2%
Change in revenue per visit	1.8%	1.0%	(0.2)%	1.4%
Revenue per business day growth	3.8%	5.3%	3.2%	5.6%

Current 2006 full-year performance guidance:

(Subject to immediate change and no public update or notice, all amounts are approximate)

Revenue:	$1.310 billion to $1.340 billion.
Adjusted EBITDA [c]:	$184 million to $189 million.
Operating Cash Flow:	$95 million to $105 million.
Capital Expenditures:	$47 million to $52 million.

Notes:

[a]	Excludes diversified services.

[b]	Our same-center comparisons represent all centers that Health Services has operated for the previous two full years as of the date indicated, excluding centers affected by the consolidation of acquired centers.

[c]	Excludes $3,755,000 in professional expenses incurred in connection with the potential transaction that was terminated during the second quarter of 2006. Please refer to the discussion on Page 7 of this press release concerning the Company’s computation and use of Adjusted EBITDA.

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